THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
                   EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
                 TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT

Warrant No. [   ]                                        Number of Shares: [   ]
                                                         (subject to adjustment)
Date of Issuance: [           ], 2004

Original Issue Date (as defined in
subsection 2(a)): [           ], 2004

                           CHINDEX INTERNATIONAL, INC.

                          COMMON STOCK PURCHASE WARRANT

                           (Void after [      ], 2009)

      Chindex International, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that ____________, or its registered assigns (the "Registered Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before 5:00 p.m. (New York time) on
[       ], 2009, [ ] shares of Common Stock, $0.01 par value per share, of the
Company ("Common Stock"), at a purchase price of $12.00 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively. This Warrant is one of a series of Warrants issued by the Company in connection with a private placement of Common Stock and of like tenor, except as to the number of shares of Common Stock subject thereto (collectively, the "Company Warrants").

      1.    EXERCISE.

            (a) EXERCISE FOR CASH. The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, by surrendering this Warrant, with the purchase form appended hereto as
EXHIBIT I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. A facsimile signature of the Registered Holder on the purchase form shall be sufficient for purposes of exercising this Warrant, provided that the Company receives the Registered Holder's original signature with three (3) business days thereafter.

            (b)   CASHLESS EXERCISE.

                  (i) At any time during a period when the Warrant Shares are not registered pursuant to an effective registration statement filed with the Securities and Exchange Commission, the Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part, on a cashless basis, by surrendering this Warrant, with the purchase form appended hereto as EXHIBIT I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this subsection 1(b), the number of Warrant Shares issued to the Registered Holder shall be determined according to the following formula:

     Y(A-B)
X = -------
       A

Where: X =              the number of Warrant Shares that shall be issued to the
                        Registered Holder;

       Y = the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Registered Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price);

       A = the Fair Market Value (as defined below) of one share of Common Stock; and

       B =              the Purchase Price then in effect.

                  (ii) The Fair Market Value per share of Common Stock shall be determined as follows:

                        (1) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (PROVIDED that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (2) below).

                        (2) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Company (the "Board") to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Registered Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the Registered Holder of the Fair Market Value per share of Common Stock and furnish the Registered Holder with reasonable documentation of the Board's determination of such Fair Market Value. Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board shall make, and shall provide or cause to be provided to the Registered Holder notice of, a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Registered Holder that it do so, and
(B) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made and notice thereof is provided to the Registered Holder.

            (c) EXERCISE DATE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) or 1(b) above (the "Exercise Date"). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

            (d) ISSUANCE OF CERTIFICATES. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

                  (i) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

                  (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which, in the case of an exercise pursuant to subsection 1(b), shall include both the number of Warrant Shares issued to the Registered Holder pursuant to such partial exercise and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).

      2.    ADJUSTMENTS.

            (a)   ADJUSTMENTS TO PURCHASE PRICE FOR DILUTING ISSUES.

                  (i) SPECIAL DEFINITIONS. For purposes of this Section 2, the following definitions shall apply:

                        (1) "OPTION" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                        (2) "ORIGINAL ISSUE DATE" shall mean the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued).

                        (3) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

                        (4) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to subsection 2(a)(iii) below, deemed to be issued) by the Company after the Original Issue Date, other than:

                              (I) shares of Common Stock issued or issuable upon conversion or exchange of any Convertible Securities or exercise of any Options outstanding on the Original Issue Date;

                              (II) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by subsection 2(b) or 2(c) below; or

                              (III) shares of Common Stock (or Options with
                                    respect thereto) issued or issuable to
                                    employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company (the "Board").

                  (ii) NO ADJUSTMENT OF PURCHASE PRICE. No adjustment to the Purchase Price shall be made as the result of the issuance of Additional Shares of Common Stock if the consideration per share (determined pursuant to subsection 2(a)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Company is equal to or greater than the Purchase Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock.

                  (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK.

                        (1) If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are specifically excepted from the definition of Additional Shares of Common Stock by subsection 2(a)(i)(4) above) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

                        (2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Purchase Price pursuant to the terms of subsection 2(a)(iv) below, are revised (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Purchase Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Purchase Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Purchase Price to an amount which exceeds the lower of (i) the Purchase Price on the original adjustment date, or (ii) the Purchase Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                        (3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are specifically excepted from the definition of Additional Shares of Common Stock by subsection 2(a)(i)(4) above), the issuance of which did not result in an adjustment to the Purchase Price pursuant to the terms of subsection 2(a)(iv) below (either because the consideration per share (determined pursuant to subsection 2(a)(v) hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Purchase Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in subsection 2(a)(iii)(1) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

                        (4) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged (as applicable) Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Purchase Price pursuant to the terms of subsection 2(a)(iv) below, the Purchase Price shall not be readjusted.

                        (5) No adjustment in the Purchase Price shall be made upon the issue of shares of Common Stock or Convertible Securities upon the exercise of Options or the issue of shares of Common Stock upon the conversion or exchange of Convertible Securities.

                  (iv) ADJUSTMENT OF PURCHASE PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including

Additional Shares of Common Stock deemed to be issued pursuant to subsection 2(a)(iii)), without consideration or for a consideration per share less than the Purchase Price in effect immediately prior to such issue, then the Purchase Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Purchase Price by a fraction,
(A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Purchase Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; PROVIDED that, (i) for the purpose of this subsection 2(a)(iv), all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall be determined without giving effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                  (v) DETERMINATION OF CONSIDERATION. For purposes of this subsection 2(a), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                        (1)   CASH AND PROPERTY: Such consideration shall:

                              (I) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest;

                              (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

                              (III) in the event Additional Shares of Common
                                    Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
                                    (I) and (II) above, as determined in good faith by the Board.

                        (2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 2(a)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                              (I)   the total amount, if any, received or
                                    receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (vi) MULTIPLE CLOSING DATES. In the event the Company shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Common Stock, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Purchase Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

            (b) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (c) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

                        (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                        (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

PROVIDED, HOWEVER, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

            (d) ADJUSTMENT IN NUMBER OF WARRANT SHARES. When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(a), 2(b) or 2(c), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

            (e) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

            (f) ADJUSTMENT FOR REORGANIZATION. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(a), 2(b) or 2(e)) (collectively, a "Reorganization"), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. Notwithstanding the foregoing sentence, if (x) there shall occur any Reorganization in which the Common Stock is converted into or exchanged for anything other than solely equity securities, and (y) the common stock of the acquiring or surviving company is publicly traded, then, as part of such Reorganization, (i) the Registered Holder shall have the right thereafter to receive upon the exercise hereof such number of shares of common stock of the acquiring or surviving company as is determined by multiplying (A) the number of shares of Common Stock subject to this Warrant immediately prior to such Reorganization by (B) a fraction, the numerator of which is the Fair Market Value (as defined below) per share of Common Stock as of the effective date of such Reorganization, and the denominator of which is the fair market value per share of common stock of the acquiring or surviving company as of the effective date of such transaction, as determined in good faith by the Board (using the principles set forth in subsections 2(f)(i) and 2(f)(ii) to the extent applicable), and (ii) the exercise price per share of common stock of the acquiring or surviving company shall be the Purchase Price divided by the fraction referred to in clause (B) above. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

      The Fair Market Value per share of Common Stock shall be determined as follows:

                  (i) If the Common Stock is listed on a national securities exchange, The NASDAQ Stock Market, Inc. ("Nasdaq") or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the reported closing price per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (PROVIDED that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

                  (ii) If the Common Stock is not listed on a national securities exchange, Nasdaq or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Registered Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the Registered Holder of the Fair Market Value per share of Common Stock and furnish the Registered Holder with reasonable documentation of the Board's determination of such Fair Market Value.

            (g) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than 10 days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

      3. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 2(f) above.

      4.    CALL PROVISION. Notwithstanding any other provision contained herein
to the contrary, at any time after [      ], 2005, in the event that the closing
price of the Common Stock as reported on Nasdaq (or such other exchange or stock market on which the Common Stock may then be listed or quoted) is at least 150% of the initial Purchase Price (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for twenty (20) consecutive trading days (the "Trading Period"), PROVIDED, that the actual average daily trading volume of the Common Stock for the Trading Period is greater than 100,000 shares per day, upon thirty (30) days prior written notice (the "Notice Period") to the Registered Holder, the Company may repurchase this Warrant in full. In order for the Company to repurchase this Warrant, (i) the Company must give a similar notice to all holders of the Company Warrants and repurchase all Company Warrants, and (ii) the Warrant Shares must (A) have been registered pursuant to an effective Registration Statement which has not been suspended and for which no stop order is in effect, and pursuant to which the Registered Holder is able to sell such Warrant Shares at all times during the Notice Period or (B) no longer constitute Registrable Securities (as defined in the Securities Purchase Agreement of even date herewith, by and between the Company and the Purchasers noted therein). Notwithstanding any such notice by the Company, the Registered Holder shall have the right to exercise this Warrant prior to the end of the Notice Period. Upon exercise of the Company's repurchase right set forth herein, the Company shall pay the Registered Holder an aggregate amount equal to $0.10 per Warrant Share.

      5.    TRANSFERS, ETC.

            (a) Notwithstanding anything to the contrary contained herein, this Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (ii) such sale or transfer shall be exempt from the registration requirements of the Act and the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a wholly owned subsidiary of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, PROVIDED that the transferee in each case agrees in writing to be subject to the terms of this Section 5, or (ii) a transfer made in accordance with Rule 144 under the Act.

            (b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

            "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may not be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel reasonably satisfactory to counsel for this corporation, is available."

      The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act or at such time as the Warrant Shares are sold or transferred in accordance with the requirements of a registration statement of the Company on Form S-3, or such other form as may then be in effect.

            (c) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

            (d) Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of EXHIBIT II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

      6. NO IMPAIRMENT. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

      7.    NOTICES OF RECORD DATE, ETC. In the event:

            (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

            (b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company; or

            (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

      8. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

      9.    EXCHANGE OR REPLACEMENT OF WARRANTS.

            (a) Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

            (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

      10. NOTICES. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered one business day after being sent via a reputable international overnight courier service guaranteeing next business day delivery.

      11. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

      12. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of Company Warrants representing at least two-thirds of the number of shares of Common Stock then subject to outstanding Company Warrants. Notwithstanding the foregoing, (a) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Registered Holder only in a manner which applies to all Company Warrants in the same fashion and
(b) the number of Warrant Shares subject to this Warrant and the Purchase Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the Registered Holder (it being agreed that an amendment to or waiver under any of the provisions of Section 2 of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Purchase Price). The Company shall give prompt written notice to the Registered Holder of any amendment hereof or waiver hereunder that was effected without the Registered Holder's written consent. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

      13. SECTION HEADINGS. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

      14. GOVERNING LAW. This Warrant will be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

      15. FACSIMILE SIGNATURES. This Warrant may be executed by facsimile signature.



                                  * * * * * * *

      EXECUTED as of the Date of Issuance indicated above.

                                    CHINDEX INTERNATIONAL, INC.


                                    By:________________________________
                                       Name:
                                       Title:



ATTEST:

______________________________

                                                                       EXHIBIT I

                                  PURCHASE FORM

To: Chindex International, Inc.                               Dated:____________



      The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby elects to purchase (CHECK APPLICABLE BOX):

      [ ] ____ shares of the Common Stock of Chindex International, Inc. covered by such Warrant; or

      [ ] the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in subsection 1(b).

      The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (CHECK APPLICABLE BOX OR BOXES):

      [ ]   $______ in lawful money of the United States; and/or

      [ ] the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair Market Value of $______ per share for purposes of this calculation); and/or

      [ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b).

                                    Signature: ______________________

                                    Address: ________________________

                                             ________________________

                                                                      EXHIBIT II

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock of Chindex International, Inc. covered thereby set forth below, unto:

NAME OF ASSIGNEE          ADDRESS                      NO. OF SHARES
----------------          -------                      -------------





Dated: ____________________           Signature:________________________________

Signature Guaranteed:

By: _______________________

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.